UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) July 25, 2012

NORTHRIDGE VENTURES INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-52239	98-0449083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

187 East Warm Springs Road, Suite B153

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 537-0246

(Registrant's telephone number, including area code)

2325 Hurontario Street, Suite 204

Mississauga, Ontario L5A 4K4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2012, Caroline Rechia resigned as the Chief Executive Officer, President, Secretary and Treasurer of the registrant and Victor Miller was appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the registrant. Also on July 25, 2012, Victor Miller was appointed a director of the registrant.

On July 26, 2012, Caroline Rechia resigned as a director of the registrant.

Ms. Rechia has advised the registrant that she resigned from her position as an officer and director of the registrant for personal reasons and not because of any disagreement with the registrant.

Victor Miller, 41, has been providing security and prospecting services to the mining industry as an independent contractor since 2010. From 2007 through to 2012, Mr. Miller served as a Staff Sergeant in the U.S. Marine Corps. Since 2012, Mr. Miller has been the sole officer and director of American Mining Corporation, a Nevada company engaged in mineral exploration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2012	Northridge Ventures Inc.

/s/ Victor Miller
Victor Miller
President & Chief Executive Officer